Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-267654) and the use in this amendment to Shell Company Report on Form 20-F and any subsequent amendments thereto of NaaS Technology Inc. of our report dated May 30, 2022 and March 27, 2023 relating to the combined financial statements and schedules of Dada Auto as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Certified Public Accountants

Hong Kong, March 27, 2023